EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTANTING FIRM

TO:       Hemis Corporation

              As independent registered certified public accountants, we hereby consent to the inclusion in the foregoing Amendment No. 4 to SEC Form SB-2 Registration Statement, of our report, which includes an explanatory paragraph regarding the substantial doubt about the Company's ability to continue as a going concern, dated April 17, 2006 relating to the consolidated financial statements of Hemis Corporation and to the reference to our Firm under the caption “Experts” appearing in the Prospectus.

/s/ RUSSELL BEDFORD STEFANOU MIRCHANDANI LLP

McLean, Virginia
December 11, 2006